Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Tvia, Inc. of our report dated June 17, 2005 relating to the consolidated financial statements, which appears in Tvia Inc.’s Annual Report on Form 10-K/A for the year ended March 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
San Jose, CA
December 6, 2006